Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Curtiss-Wright Corporation (the "Company") on Form 10-K for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lynn M. Bamford, as President and Chief Executive Officer of the Company, and K. Christopher Farkas, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lynn M. Bamford

Lynn M. Bamford
President and Chief Executive Officer
February 24, 2022

/s/ K. Christopher Farkas

K. Christopher Farkas
Vice President and Chief Financial Officer
February 24, 2022